Exhibit (a)(5)

AMENDMENT NO. 4 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 28th day of September, 2011, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century International Bond Funds (the "Trust") to add a new series titled Global Bond Fund (the “New Series”), and

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect this change.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

Trustees of the American Century International Bond Funds

/s/ Myron S. Scholes	/s/ Ronald J. Gilson
Myron S. Scholes	Ronald J. Gilson

/s/ Jonathan S. Thomas	/s/ Peter F. Pervere
Jonathan S. Thomas	Peter F. Pervere

/s/ John B. Shoven	/s/ Frederick L.A. Grauer
John B. Shoven	Frederick L.A. Grauer

/s/ John Freidenrich	/s/ Tanya S. Beder
John Freidenrich	Tanya S. Beder

/s/ Jeremy I. Bulow
Jeremy I. Bulow

SCHEDULE A

American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment

International Bond Fund	Investor Class	08/28/1991
	Institutional Class	06/24/2004
	A Class	08/01/1997
	B Class	09/27/2007
	C Class	09/27/2007
	R Class	09/27/2007

Global Bond Fund	Investor Class	09/28/2011
	Institutional Class	09/28/2011
	A Class	09/28/2011
	C Class	09/28/2011
	R Class	09/28/2011

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

A-1